UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

IVANHOE ELECTRIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 E Rio Salado Parkway, Suite 130 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 656-5821

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2025, Ivanhoe Electric Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp., as sole underwriter (the “Underwriter”), related to a public offering (the “Offering”) of 10,256,411 units (the “Units”), with each Unit consisting of one share of our common stock, par value $0.0001 per share (“Common Stock”) and one warrant to purchase one share of Common Stock (the “Warrants”), at a public offering price of $5.85 per Unit. The Warrants will have an exercise price of $7.00 per share, will be immediately exercisable and will expire on the 12 month anniversary of the date of issuance.

In addition, the Company granted the Underwriter an option exercisable for 30 days from the date of the Underwriting Agreement to purchase up to an additional 1,538,461 Units at the public offering price less underwriting discounts and commissions; or (ii) up to 1,538,461 additional shares at a price of $5.84 per share, less underwriting discounts and commissions; or (iii) up to 1,538,461 additional Warrants at a price of $0.01 per Warrant, less underwriting discounts and commissions; or (iv) any combination of additional Units, shares and/or Warrants, so long as the aggregate number of shares and Warrants that may be issued under the option does not exceed 1,538,461 shares and 1,538,461 Warrants.

The net proceeds from the Offering, are expected to be approximately $57 million, or approximately $66 million if the option is exercised in full by the Underwriter, after deducting the underwriting discount and estimated offering expenses, assuming no exercise of the Warrants sold in the Offering. The Company intends to use the net proceeds from this Offering for a preliminary feasibility study on the Santa Cruz Project, land acquisition payments, drilling and other exploration activities and for other working capital and general corporate purposes. The Offering is expected to close on February 14, 2025, subject to customary closing conditions.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-273195), filed with the Securities and Exchange Commission (the “Commission”) and declared effective on July 10, 2023, as supplemented by a final prospectus supplement dated February 12, 2025. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement which is attached as Exhibit 1.1 hereto and is incorporated by reference herein. A copy of the opinion of Dorsey & Whitney LLP is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated as of February 12, 2025
4.1	Form of Warrant Agent Agreement between the Company and Computershare Inc. and Computershare Trust Company N.A.
4.2	Form of Warrant
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
23.2	Qualified Person Consent of Glen Kuntz
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: February 12, 2025	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer